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                                                                     EXHIBIT 5.1

                      OPINION OF APPLEBY SPURLING & KEMPE


                                                                    May 31, 2000


The Board of Directors
Overseas Partners Ltd.
Mintflower Place
8 Par-la-Ville Road
Hamilton HM 08
Bermuda


Dear Sirs,

Re:   Overseas Partners Ltd (the "Company") - Registration Statement on Form S-8
      --------------------------------------------------------------------------
      (the "Registration Statement')
      ------------------------------

We have been instructed by the Company to provide this opinion in connection with the "Registration Statement" on Form S-8 to be filed under the Securities Act of 1933 of the United States of America as amended, in connection with the issuance of shares of common stock of the Company, par value US$0.10 each (the "Common Shares"), pursuant to the Overseas Partners Ltd. Incentive Compensation Plan.

This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

In order to render this opinion, we have been supplied with and have reviewed and relied upon the Registration Statement, the Officer's Certificate dated May 26, 2000, a copy of the Overseas Partners Ltd Act 1996, and certified copies of the Minutes of the Meeting of the Board of Directors of the Company held on May 10, 2000 (the "Resolution"), the Memorandum of Association, and Bye-Laws of the Company (all of the foregoing collectively the "Documents").

Assumptions
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In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized, faxed or photostatic copies;

(b)  the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents;

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issuance of the Common Shares or which would have any implication in relation to the opinion expressed herein;

(f) that the Company has entered into its obligations under the Documents in good faith for the purposes of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Documents would benefit the Company.
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(g)  that the Resolution of the Directors authorizing the allotment of the
     Common Shares on sale thereof under the terms of the Subscription Agreements has been duly and validly passed in accordance with the Memorandum of Association and Bye-Laws of the Company and all other instruments, documents, or agreements affecting the authority of the Board of Directors to authorize the allotment on sale of the same and that such Resolution is in full force and effect and has not been rescinded, either in whole or in part, accurately recording the Resolution passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout.

Opinion
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Based on and subject to the foregoing, and subject to the reservations set out below, we are of the opinion that the Common Shares are validly issued, fully paid and non-assessable shares of the Company, and when paid for in accordance with the terms of the Overseas Partners Ltd. Incentive Compensation Plan will be validly allotted.

Reservations
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We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c) We have relied upon statements and representations made to us in the Officer's Certificate provided to us by an authorized officer of the Company for the purposes of this Opinion. We have made no independent verification of the matters referred to in the Officer's Certificate, and we qualify our Opinion to the extent that the statements or representations made in the Officer's Certificate are not accurate in any respect.

Disclosure
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We consent to the filing of this opinion as an exhibit to the Registration
Statement of the Company. We also consent to the reference to our Firm under the caption "Legal Matters Concerning the OPL Common Stock" in the Registration Statement.

This opinion is being furnished in connection with the filing of the Registration Statement with the Securities and Exchange Commission and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully,

/s/Appleby Spurling & Kempe
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APPLEBY SPURLING & KEMPE

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